UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: NOVEMBER 1, 2006

AMERICAN CRYSTAL SUGAR COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET
MOORHEAD, MN 56560		(218) 236-4400
(Address of principal executive offices)		(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  7.01              Regulation FD Disclosure

American Crystal Sugar Company (the “Company”) announced to its shareholders in a letter dated November 1, 2006, that the forecasted average gross beet payment for the 2006 crop of sugarbeets is currently projected at $43.00 per ton and the final actual average gross beet payment for the 2005 crop was $50.25 per ton. The Company also stated that the Board of Directors has approved a unit retain of $3.00 per ton for the 2005 crop.  The actual gross beet payment for the 2006 crop will necessarily differ from the current estimate to reflect final Company operations and selling prices for the Company’s products during fiscal year 2007.

The Company plans to announce at shareholders’ meetings on November 6, 7, and 8, 2006, that it is currently anticipating that the Company shareholders will be authorized to plant approximately 100% of stock acres (498,570 acres) in 2007.  The Board of Directors, however, will retain the authority to adjust planting levels up or down depending on circumstances that develop throughout the year.

This report contains forward-looking statements and information based upon assumptions by the Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2005.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN CRYSTAL SUGAR COMPANY

Dated:	November 1, 2006	/s/ Mark Kalvoda
		By:	Mark Kalvoda
		Its:	Corporate Controller and Chief Accounting Officer